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                                                                    EXHIBIT 4.12


                            STOCK PURCHASE AGREEMENT



         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 11, 1997 by and between EXCITE, INC., a California corporation (the "Company") and INTUIT INC., a Delaware corporation (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell to Investor, and Investor desires to purchase from the Company, shares of the Company's Common Stock on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. AGREEMENT TO PURCHASE AND SELL STOCK. The Company agrees to sell to Investor at the Closing, and Investor agrees to purchase from the Company at the Closing, an aggregate of 2,900,000 shares of Common Stock, at a price of $13.50 per share. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares."

         2. CLOSING.

                  2.1 The Closing. The purchase and sale of the Purchased Shares will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Suite 800, Palo Alto, California, at 10:00 a.m. Pacific Daylight Time, (i) with respect to 1,000,000 of the Purchased Shares (the "Initial Shares") on June 25, 1997 or such later date following the satisfaction or waiver of all of the conditions set forth in Sections 5.1 and 6.1 hereof or at such other time and place as the Company and Investor mutually agree upon (which time and place are referred to in this Agreement as the "First Closing"), and (ii) with respect to the remaining Purchased Shares (the "Additional Shares") on or before two business days following the satisfaction or waiver of all of the conditions set forth in Sections 5.2 and 6.2 hereof or at such other time and place as the Company and Investor mutually agree upon (which time and place are referred to in this Agreement as the "Second Closing"). At the First Closing and the Second Closing (as applicable), the Company will deliver to Investor a certificate representing the number of Initial Shares or Additional Shares (as applicable) that Investor has agreed to purchase hereunder at such closing against delivery to the Company by Investor of the full purchase price of such Purchased Shares, paid by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that the statements in the following paragraphs of this Section 3 are all true and correct:



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            3.1 Organization, Good Standing and Qualification. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

            3.2 Capitalization. Immediately prior to the Closing the capitalization of the Company will consist of the following:

                (a) Preferred Stock. A total of 4,000,000 authorized shares of Preferred Stock, no par value per share (the "Preferred Stock"), consisting of 1,250,000, 700,000, 650,000 and 680,330 shares designated as Series E-1
Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-4 Preferred Stock, respectively (collectively, the "Series E Stock"), of which 1,250,000 and 700,000 shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock, respectively, were issued and outstanding. The rights, preferences and privileges of the Series E Stock are as stated in the Company's Amended and Restated Articles of Incorporation (the "Restated Articles") and as provided by law. The shares of Series E Stock are currently convertible into Common Stock on a one-for-one basis.

                (b) Common Stock. A total of 25,000,000 authorized shares of Common Stock, no par value per share (the "Common Stock"), of which approximately 12,370,633 shares were issued and outstanding as of May 31, 1997 (subject to increase only by employee stock option exercises subsequent to May 31, 1997). Subsequent to the Company's Annual Meeting of Shareholders on June 19, 1997, a total of 50,000,000 shares of Common Stock will be authorized.

                (c) Options, Warrants, Reserved Shares. Except for: (i) the conversion privileges of the Series E Stock, (ii) the approximately 3,750,626 shares of Common Stock issuable upon exercise of options outstanding as of May 31, 1997, including options granted subject to shareholder approval as the Company's Annual Meeting of Shareholders to be held on June 19, 1997 (subject to increase by grants of stock options subsequent to May 31, 1997), (iii) 297,500 shares of Common Stock reserved for issuance under the Company's 1996 Directors Stock Option Plan and 1996 Employee Stock Purchase Plan, (iv) approximately 2,965,957 shares of Common Stock reserved for future grants or sale as of May 31, 1997 under the Company's 1996 Equity Incentive Plan, including shares reserved for future grant subject to shareholder approval at the Company's Annual Meeting of Shareholders to be held on June 19, 1997 (subject to change due to termination of stock options and grants of stock options subsequent to May 31, 1997), (v) 680,330 shares of Series E-4 Preferred Stock issuable to America Online, Inc. upon exercise of an exchange right, (vi) a warrant to purchase an aggregate of 650,000 shares of Series E-3 Preferred Stock and warrants to purchase 9,451 shares of Common Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.



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            3.3 Subsidiaries. Other then The McKinley Group, Inc., a Delaware corporation, and Excite U.K. Limited, a United Kingdom corporation (the "Subsidiaries"), the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

            3.4 Due Authorization; No Violation. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Restated Articles or the Company's Bylaws, (ii) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company is a party, or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case applicable to the Company or its properties or assets.

            3.5 Valid Issuance of Stock. The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

            3.6 Registration Statement.

                (a) A registration statement on Form S-1 (File No. 333-22669) with respect to the Purchased Shares (the "Registration Statement"), including a prospectus (the "Prospectus") which omits certain pricing information pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Act"), has been prepared by the Company in conformity with the requirements of the Act, and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission and declared effective on June 6, 1997;

                (b) No order preventing or suspending the use of the Registration Statement has been issued. The Registration Statement does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the Closing; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in



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conformity with, written information relating to the Investor furnished to the
Company by the Investor specifically for use in the preparation thereof. The Registration Statement and the Prospectus, and any amendments or supplements thereto, have contained and will continue to contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations.

            3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for qualifications or filings under the Act and the Rules and Regulations and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications will be effective on the Closing, and all such filings be made within the time prescribed by law.

            3.8 Absence of Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole, (ii) any transaction that is material to the Company and its Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company and its Subsidiaries taken as a whole, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole.

            3.9 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company which (i) might prevent the consummation of the transactions contemplated hereby or (ii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed.

            3.10 Agreements. There are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.



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            3.11 Nasdaq Listing. The Common Stock is registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is listed on the Nasdaq National Market. The Company has taken no action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act or the delisting of the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating the termination of such registration or listing. The Purchased Shares have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

            3.12 Exchange Act Filings. The Company has filed in a timely manner all reports and other information required to be filed with the Commission pursuant to the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement.

            3.13 Hart-Scott-Rodino Act. The Company shall, if required under the HSR Act (as defined below), promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. Investor hereby represents and warrants to, and agrees with, the Company, that:

            4.1 Authorization. All corporate action on the part of Investor and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of Investor under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

            4.2 Purchase for Own Account. The Purchased Shares to be purchased by Investor hereunder will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a current view to the public resale or distribution thereof within the meaning of the Act, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

            4.3 Disclosure of Information. Investor has received a copy of the Registration Statement and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by Investor under this Agreement. Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms



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and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Investor or to which Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

            4.4 Hart-Scott-Rodino Act. The Investor shall, if required under the HSR Act, promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

            4.5 Standstill Obligation. Investor agrees that it will not, without the approval of the Company's Board of Directors, acquire any additional shares of the Company's Voting Securities (as defined below) in the open market or otherwise if and to the extent such acquisition results in Investor and its affiliates holding greater than 25% of the total Voting Securities. The percentage limitation is referred to in this Section 4.5 as the "Standstill Percentage." Notwithstanding the foregoing restriction:

                  (a) The Company shall promptly notify Investor in the event that the Company enters into or intends to enter into any bona fide discussions with any third party which the Company reasonably believes will result in a Control Transaction (as defined below). Notwithstanding the foregoing, the Company will provide notice to Investor at least ten calendar days prior to entering into a binding definitive agreement with respect to a Control Transaction, and will further notify Investor after such discussions terminate. Investor's obligation hereunder shall not be in effect for the duration of any such discussions. The Investor acknowledges that such discussions may constitute material inside information that will prevent open market purchases or sales until a public announcement of such discussions.

                  (b) In the event of any person's or entity's acquisition of Voting Securities from the Company or, from third parties or in the open market, the Standstill Percentage will be increased to the percentage of the Company's total Voting Securities held by such person or entity immediately following such acquisition. The Company shall promptly provide Investor with written notice of any such acquisition of Voting Securities described in this paragraph (b).

                  (c) Investor's obligations under this Section 4.5 shall terminate upon the making of a bona fide offer by any third party or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended) of an intention to acquire Voting Securities of the Company which, if successful, would result in such party or group owning or having the right to acquire beneficial ownership of more than twenty percent (20%) of the Company's Voting



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         Securities. Upon becoming aware of such an intention by any third party or group, the Company shall promptly provide Investor with written notice of any such intention by any third party or group.

                  (d) Investor shall not be obligated to dispose of any Voting Securities if the aggregate percentage of the Total Securities beneficially owned by Investor is increased as a result of a recapitalization, reclassification or other restructuring of the Company or a repurchase of securities by the Company or any other action taken by the Company.

         In the event that Investor is permitted to acquire additional shares of the Company's Voting Securities pursuant to the provisions of this Section 4.5 which results in Investor and its affiliates holding greater than 25% of the total Voting Securities, the Standstill Percentage shall be increased to the percentage of Voting Securities so held by Investor, provided, however, that the Standstill Percentage shall immediately be reduced to 25% at such time as Investor and its affiliates hold 25% or less of the total Voting Securities.

         For purposes of this Section 4.5:

                  "Control Transaction" shall mean any merger, share exchange or other acquisition (or series of related transactions of such nature) as a result of which the holders of Voting Securities of the Company immediately prior thereto continue to own beneficially Voting Securities representing less than 50% of the Voting Securities of the Company (or any successor entity) immediately thereafter.

                  "Voting Securities" shall mean the shares of Common Stock and Preferred Stock of the Company, and in addition, any other securities of the Company convertible into or exercisable for Common Stock which have a conversion or exercise price less than the market price of the Company's Common Stock at the time any additional share of Common Stock or other Company securities are acquired.

                  The covenants set forth in this Section 4.5 shall expire on or the earlier to occur of (i) 42 months from the date of this Agreement and (ii) the termination of the standstill obligations of America Online, Inc. originally set forth in Section 9 of the Series D Preferred Stock Purchase Agreement dated as of March 8, 1996 by and among the Company and the Investors listed therein (and the Company shall provide prompt written notice to Investor of such termination).

                  4.6 Resale Restrictions. Investor agrees that it will not, without the prior written consent of the Company, for a period of eighteen (18) months following the date of this Agreement, directly or indirectly offer, sell, contract to sell or otherwise dispose of or otherwise transfer (a "Disposition") the economic risk of ownership of the Purchased Shares, or any other securities of the Company owned by it. Subsequent to such eighteen (18) month period and until the date that is three (3) years from the date of this Agreement, Investor will not, without the prior written consent of the Company, effect a Disposition of any of the Purchased Shares or of any other securities of the Company owned by it on any one trading day in an amount in excess



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of five percent (5%) of the total trading volume for the five (5) consecutive trading days ended on the date immediately prior to the date of such sale (without taking into consideration any shares sold by Investor); provided, however, that such restriction shall not apply to any sales of such shares in
(i) a private transaction not effected on the Nasdaq National Market or any other stock exchange or automated quotation system, or (ii) an underwritten public offering of such shares. The foregoing restrictions shall not apply during any period of time that Investor's "standstill" obligations set forth in
Section 4.5 are not in effect as a result of (or would not be in effect if the covenants contained in Section 4.5 had not terminated by operation of the last sentence of such Section 4.5) the provisions of paragraphs (a) or (c) of such
Section 4.5.

         5. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING.

            5.1 First Closing. The obligations of Investor under Section 2 of this Agreement to purchase the Initial Shares at the First Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, and the Company shall use its best efforts to cause such conditions to be satisfied on or before the First Closing:

                5.1.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of the First Closing.

                5.1.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                5.1.3 Compliance Certificate. The Company shall have delivered to Investor at the First Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1.1 and 5.1.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to Investor in writing.

                5.1.4 Registration; Securities Exemptions. The offer and sale of the Initial Shares to Investor pursuant to this Agreement shall be registered under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or are pending or threatened, and shall be exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended, and the rules thereunder (the "Law") and the registration and/or qualification requirements of all other applicable state securities laws.

                5.1.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the First Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor and to Investor's special



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counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

                      (a) Certified Charter Documents. A copy of the Restated Articles and the Bylaws of the Company (as amended through the date of the First Closing), certified by the Secretary of the Company as true and correct copies thereof as of the First Closing.

                      (b) Corporate Actions. A copy of the resolutions of the Board of Directors evidencing the approval of this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby.

                5.1.6 No Material Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

                5.1.7 Hart-Scott-Rodino Act. All applicable waiting periods (and all extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

                5.1.8 Letter Agreement. Either (i) the Company shall have executed and delivered a definitive agreement (the "Definitive Agreement") incorporating the terms of the Binding Letter Agreement dated June 11, 1997 between the Company and Investor (the "Letter Agreement") in the form attached hereto as Exhibit A or if the Definitive Agreement has not been so executed and delivered, the Company and Investor shall continue to be negotiating the Definitive Agreement in good faith.

                5.1.9 Nasdaq Listing. The Initial Shares shall have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

                5.1.10 Final Prospectus, Prospectus Supplement, Etc. The Company shall have delivered to Investor a final prospectus which contains the pricing and other terms omitted from the Registration Statement on the date the Registration Statement became effective. Any required prospectus supplement shall have been filed, or any required Post-Effective Amendment to the Registration Statement shall have been filed and declared effective, with the Securities and Exchange Commission.

            5.2 SECOND CLOSING. The obligations of Investor under Section 2 of this Agreement to purchase the Additional Shares at the Second Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, and the Company shall use its best efforts to cause such conditions to be satisfied on or before the Second Closing:

                5.2.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Second Closing with the same effect as though such representations and warranties had been made on and as of the date of the Second Closing.



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                5.2.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                5.2.3 Compliance Certificate. The Company shall have delivered to Investor at the Second Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.2.1 and 5.2.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to Investor in writing.

                5.2.4 Registration; Securities Exemptions. The offer and sale of the Additional Shares to Investor pursuant to this Agreement shall be registered under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or are pending or threatened, and shall be exempt from the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

                5.2.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Second Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor and to Investor's special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

                      (a) Certified Charter Documents. A copy of the Restated Articles and the Bylaws of the Company (as amended through the date of the Second Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Second Closing.

                      (b) Corporate Actions. A copy of the resolutions of the Board of Directors evidencing the approval of this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby.

                  In the event that the documents listed in Sections 5.2.5(a) and 5.2.5(b) above have not been amended since the date of the First Closing, the Company may, in lieu of providing such documents, deliver a certificate signed by its Secretary to the effect that such documents have not been amended or rescinded subsequent to the date of the First Closing and that such documents remain in full force and effect.

                5.2.6 No Material Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.



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                5.2.7 Nomination and Observer Agreement. The Company shall have executed and delivered a letter agreement in the form attached hereto as Exhibit B (the "Nomination and Observer Agreement").

                5.2.8 Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

                5.2.9 Right of First Refusal Agreement. The Company shall have executed and delivered the Right of First Refusal Agreement in the form attached hereto as Exhibit D (the "Right of First Refusal Agreement").

                5.2.10 Nasdaq Listing. The Additional Shares shall have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

                5.2.11 Final Prospectus, Prospectus Supplement, Etc. The Company shall have delivered to Investor a final prospectus which contains the pricing and other terms omitted from the Registration Statement on the date the Registration Statement became effective. Any required prospectus supplement shall have been filed, or any required Post-Effective Amendment to the Registration Statement shall have been filed and declared effective, with the Securities and Exchange Commission.

                5.2.12 Amendment to Investors' Rights Agreement. The Amendment to Restated and Amended Investors' Rights Agreement in the form attached hereto as Exhibit E (the "Amendment") shall have been executed and delivered by the Company and the holders of at least a majority of the Registrable Securities (as defined in the Restated and Amended Investors' Rights Agreement dated as of March 8, 1996, by and among the Company and the Investors named therein, as amended through November 25, 1996).

                5.2.13 Definitive Agreement. The Company shall have executed and delivered the Definitive Agreement, or substantive content owned by Investor has been available on the Excite network with the consent of Investor for sixty (60) days; provided, however, that in the event that the Company shall not have executed and delivered the Definitive Agreement, the parties shall continue to by bound by the Letter Agreement.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

            6.1. First Closing. The obligations of the Company under this Agreement to sell the Initial Shares to Investor at the First Closing are subject to the fulfillment or waiver on or before the First Closing of each of the following conditions by Investor, and Investor shall use its best efforts to cause such conditions to be satisfied on or before the First Closing:

                6.1.1 Representations and Warranties. The representations and warranties of Investor contained in Section 4 shall be true and correct on the date of the First Closing with the same effect as though such representations and warranties had been made on and as of the First Closing.

                6.1.2 Payment of Purchase Price. Investor shall have delivered to the Company the purchase price for the Initial Shares specified for Investor in Section 1 hereof in accordance with the provisions of Section 2.

                6.1.3 Registration; Securities Exemptions. The offer and sale of the Initial Shares to Investor pursuant to this Agreement shall be registered under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or are pending or threatened, and shall be exempt from the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

                6.1.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the First Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                6.1.5 Hart-Scott-Rodino Act. All applicable waiting periods (and all extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

                6.1.6 Letter Agreement. Either (i) the Investor shall have executed and delivered the Definitive Agreement or (ii) if the Definitive Agreement has not been so executed and delivered, the Company and Investor shall continue to be negotiating the Definitive Agreement in good faith.

                6.1.7 Nasdaq Listing. The Initial Shares shall have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

                6.1.8 Final Prospectus, Prospectus Supplement, Etc. The Company shall have delivered to Investor a final prospectus which contains the pricing and other terms omitted from the Registration Statement on the date the Registration Statement became effective. Any required prospectus supplement shall have been filed, or any required Post-Effective Amendment to the Registration Statement shall have been filed and declared effective, with the Securities and Exchange Commission.

            6.2 Second Closing. The obligations of the Company under this Agreement to sell the Additional Shares to Investor at the Second Closing are subject to the fulfillment or waiver on or before the Second Closing of each of the following conditions by Investor, and Investor shall use its best efforts to cause such conditions to be satisfied on or before the Second Closing:

                6.2.1 Representations and Warranties. The representations and warranties of Investor contained in Section 4 shall be true and correct on the date of the Second Closing with the same effect as though such representations and warranties had been made on and as of the Second Closing.

                6.2.2 Payment of Purchase Price. Investor shall have delivered to the Company the purchase price for the Additional Shares specified for Investor in Section 1 hereof in accordance with the provisions of Section 2.

                6.2.3 Registration; Securities Exemptions. The offer and sale of the Additional Shares to Investor pursuant to this Agreement shall be registered under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or are pending or threatened, and shall be exempt from the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

                6.2.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Second Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                6.2.5 Nomination and Observer Agreement. The Investor shall have executed and delivered the Nomination and Observer Agreement.

                6.2.6 Registration Rights Agreement. The Investor shall have executed and delivered the Registration Rights Agreement.

                6.2.7 Right of First Refusal Agreement. The Investor shall have executed and delivered the Right of First Refusal Agreement.

                6.2.8 Nasdaq Listing. The Additional Shares shall have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

                6.2.9 Final Prospectus, Prospectus Supplement, Etc. The Company shall have delivered to Investor a final prospectus which contains the pricing and other terms omitted from the Registration Statement on the date the Registration Statement became effective. Any required prospectus supplement shall have been filed, or any required Post-Effective Amendment to the Registration Statement shall have been filed and declared effective, with the Securities and Exchange Commission.

                6.2.10 Amendment to Investors' Rights Agreement. The Investor shall have executed and delivered the Amendment.

         7. MISCELLANEOUS.

            7.1 Survival of Warranties. The representations, warranties and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the First Closing and Second Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor, its counsel or the Company, as the case may be.

            7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

            7.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

            7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            7.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

             7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified in the case of the Company, at 555 Broadway, Redwood City, California 94063, attention: General Counsel, with a copy to Mark C. Stevens, Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, or in the case of Investor, at 1840 Embarcadero Road, Palo Alto, California 94303, attention: Treasurer, with a copy to: General Counsel, or at such other address as any party may designate by giving ten (10) days advance written notice to the other party.

            7.7 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction, other than the anticipated reimbursement by the Company of up to $200,000.00 in expenses incurred by Robertson, Stephens & Company LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            7.8 Costs, Expenses. All costs in connection with the preparation, execution delivery and performance of this Agreement (including Investor's costs, which include, without limitation, reasonable attorney fees but other than any required filing fees under the HSR Act (the cost of which HSR Act filing fees shall be shared equally between the Company and Investor) shall be borne by the Company from the proceeds from the Purchased Shares.

            7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding, each future holder of such securities, and the Company.

            7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

            7.11 Entire Agreement. This Agreement, together with any exhibits or schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

            7.12 Further Assurances. From and after the date of this Agreement, upon the request of Investor or the Company, the Company and Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                            INVESTOR:
------------                            ---------

Excite, Inc.                            Intuit Inc.
a California corporation                a Delaware corporation



By: /s/ Robert C. Hood                  By: /s/ William Harris
   -------------------------------         -------------------------------------

Title: Executive VP, CAO/CFO            Title: Exec. VP
      ----------------------------            ----------------------------------















                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]


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